                                                                   EXHIBIT 99.10

                               CONSENT OF COUNSEL



         We hereby consent to the use of our name and to the references to our Firm under the caption "Additional Trust Information Counsel and Auditors" in the Statements of Additional Information included in Post-Effective Amendment No. 31 to the Registration Statement (1933 Act No. 2-80543; 1940 Act No. 811-3605) on Form N- 1A under the Securities Act of 1933, as amended, of The Benchmark Funds. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 /s/ Drinker Biddle & Reath
                                                 --------------------------
                                                 Drinker Biddle & Reath

Philadelphia, Pennsylvania
March 27, 1996